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                                                                  Exhibit (a)1.4

                        FRANK RUSSELL INVESTMENT COMPANY

            AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

                 Regarding designations of Sub-Trusts and Shares
                      and the merger of certain Sub-Trusts

AMENDMENT NO. 3 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the "Agreement"), adopted the 20th day of May, 2003, by the Trustees under such Agreement, and effective upon the certification and filing of this Amendment as provided herein.

                                   WITNESSETH:

         WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate such separate and distinct Sub-Trusts of the Trust as they deem necessary or desirable; and

         WHEREAS, the Trustees wish to provide for the redesignation of the name of each of the Equity III and Equity Income Fund Sub-Trusts, and have determined that such renaming of the Sub-Trusts will not adversely impact the Shareholders of such Sub-Trusts; and

         WHEREAS, the Trustees propose that such redesignation shall be effective at a date to be set by the officers of the Trust in consideration of the revision of disclosure and other materials relating to such Sub-Trusts; and

         WHEREAS, the Trustees have recommended that Shareholders of each of the Equity III and Equity Income Funds Sub-Trusts adopt an Agreement and Plan of Reorganization, providing for the reorganization of each of the Equity III and Equity Income Funds Sub-Trusts into the Select value Fund Sub-Trust, the termination of each of the Equity III and Equity Income Funds Sub-Trusts, and the implementation of further actions consistent therewith;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as set forth below to redesignate the name of certain Sub-Trusts and redesignate the name of certain Shares issued thereunder, and to provide for such further actions as are necessary and appropriate in furtherance thereof.

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Amendment of the Master Trust Agreement

Without affecting the rights and preferences of any presently issued and outstanding shares of interest in the Trust, the Agreement is hereby amended as follows:

Effective upon the merger of each of the Equity III Fund and Equity Income Fund into the Select Value Fund pursuant to an Agreement and Plan of Reorganization approved in accordance with the terms and the conditions of the Agreement, the filing of this Amendment in the minute books of the Trust by the Secretary of the Trust, and the filing of this Amendment with appropriate authorities of the Commonwealth of Massachusetts and the State of Washington, Article IV is amended to delete each of the following names "Equity III Fund" and "Equity Income Fund" in each place where such names shall appear."

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement, and shall become effective on the designated effective date and year set forth hereinabove.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Lynn L. Anderson                         /s/ Paul E. Anderson
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Lynn L. Anderson                             Paul E. Anderson

/s/ William E. Baxger                        /s/ Kristianne Blake
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William E. Baxter                            Kristianne Blake

/s/ Daniel P. Connealy                       /s/ Lee C. Gingrich
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Daniel P. Connealy                           Lee C. Gingrich

/s/ Eleanor W. Palmer                        /s/ Michael J. Phillips
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Eleanor W. Palmer                            Michael J. Phillips

/s/ Raymond P. Tennison, Jr.                 /s/ Julie W. Weston
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Raymond P. Tennison, Jr.                     Julie W. Weston